UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD.

On August 10, 2015, management of MSCI Inc. (the “Company”) will meet with and provide to investors certain information in connection with the Company’s proposed issuance of $500 million aggregate principal amount of senior notes due 2025 (the “notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The proposed offering is subject to market and other conditions.

The Company expects this information will include:

(i)	Adjusted EBITDA (which is defined as net income before income from discontinued operations, net of income taxes, provision for income taxes, other expense (income), net, depreciation and amortization of property, equipment and leasehold improvements, amortization of intangible assets, non-recurring stock-based compensation expense, the lease exit charge and restructuring costs) for the years ended December 31, 2012, 2013 and 2014, the six months ended June 30, 2014 and June 30, 2015 and the twelve months ended June 30, 2015; and

(ii)	Cash EBITDA (which is defined as Adjusted EBITDA before recurring stock-based compensation) for the twelve months ended June 30, 2015.

Adjusted EBITDA and Cash EBITDA are both financial measures that are not prepared in accordance with generally accepted accounting principles (“GAAP”). Management of MSCI believes that these non-GAAP financial measures supplement the Company’s GAAP data by providing investors with additional information that enhances their overall understanding of the Company’s financial performance and the comparability of our operating results from period to period. However, these non-GAAP financial measures have important limitations as analytical tools, and are not meant to be considered in isolation or as substitutes for measures prepared in accordance with GAAP. In addition, use of these non-GAAP measures may not be comparable to similarly titled measures of other companies.

The following table provides a reconciliation of Adjusted EBITDA and Cash EBITDA to Net Income for the periods indicated:

	Years Ended			Six Months Ended		Twelve Months Ended
(in thousands)	December 31, 2012(a)	December 31, 2013(b)	December 31, 2014(c)	June 30, 2014	June 30, 2015	June 30, 2015
Net income	$184,238	$222,557	$284,113	$188,059	$99,844	$195,898
Less: Income from discontinued operations, net of income taxes	19,447	22,647	85,171	84,110	(5,797)	(4,736)

Income from continuing operations	164,791	199,910	198,942	103,949	105,641	200,634
Plus: Provision for income taxes	96,010	112,918	109,396	53,665	59,435	115,166
Plus: Other expense (income), net	57,434	27,503	28,828	10,422	22,177	40,583

Operating income	318,235	340,331	337,166	168,036	187,253	356,383
Plus: Non-recurring stock-based compensation	1,551	—	—	—	—	—
Plus: Depreciation and amortization of property, equipment and leasehold improvements	16,584	20,384	25,711	11,749	15,272	29,234
Plus: Amortization of intangible assets	50,017	44,798	45,877	22,712	23,397	46,562
Plus: Lease exit charge(d)	3,463	(365)	—	—	—	—
Plus: Restructuring costs(e)	(33)	—	—	—	—	—

Adjusted EBITDA	$389,817	$405,148	$408,754	$202,497	$225,922	$432,179

Recurring stock-based compensation						27,812

Cash EBITDA						$459,991

(a)	Includes the results of IPD Group Limited from the November 30, 2012 acquisition date.

(b)	Includes the results of Investor Force Holdings Inc. from the January 29, 2013 acquisition date.

(c)	Includes the results of Governance Holdings Co. (“GMI Ratings”) from the August 11, 2014 acquisition date.

(d)	Relates to the lease exit charge associated with vacating our former 88 Pine Street office space in New York.

(e)	Relates to restructuring of the Company’s operations due to its acquisition of RiskMetrics Group, LLC in June 2010.

In addition, the Company expects this information to include that from July 1, 2015 through August 7, 2015, it paid $93.8 million for shares of its common stock purchased on the open market under its previously announced repurchase program.

The notes referred to herein are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States only to non-U.S. investors pursuant to Regulation S thereunder. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: August 10, 2015	By:	/s/ Robert Qutub
	Name:	Robert Qutub
	Title:	Chief Financial Officer